                                  EXHIBIT 4.20

        NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR STATE SECURITIES LAWS. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER APPLICABLE STATE SECURITIES LAWS, OR (II) AN EXEMPTION FROM REGISTRATION UNDER SUCH LAWS IS AVAILABLE.

WARRANT NO. _____          STOCK PURCHASE WARRANT           NO. OF SHARES 30,000
-----------------                                           --------------------

                  To Subscribe for and Purchase Common Stock of
                  INTEGRATED TRANSPORTATION NETWORK GROUP INC.

     THIS CERTIFIES that, for value received, Orient Financial Services Limited (together with any subsequent transferees of all or any portion of this Warrant, the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from INTEGRATED TRANSPORTATION NETWORK GROUP INC., a Delaware corporation (hereinafter called the "Company"), at the price hereinafter set forth in Section 2, up to 30,000 fully paid and non-assessable shares (the "Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock").

     1. DEFINITIONS. As used herein the following term shall have the following meaning:

"ACT" means the Securities Act of 1933, as amended, or a successor statute thereto and the rules and regulations of the Securities and Exchange Commission issued under that Act, as they each may, from time to time, be in effect.

     2. PURCHASE RIGHTS. The purchase rights represented by this Warrant shall initially become exercisable by the Holder upon the completion of twenty consecutive trading days during which the average closing bid price of the Common Stock, as quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board ("Average Bid Price"), is at least US$8.00 per share, provided that such purchase rights shall remain exercisable only so long as the Average Bid Price of the Common Stock over the twenty trading days preceding delivery of the Notice of Exercise is above US$8.00 per share. The purchase rights represented by this Warrant shall expire on December 31, 2001. This Warrant may be exercised for Shares at a price of four and one-half United States dollars (US$4.50) per share, subject to adjustment as provided in Section 6 (the "Warrant Purchase Price"). In the event the Common Stock is no longer traded on the OTC Bulletin Board, the Average Bid Price of the Common Stock shall be determined with reference to the last reported sale price of the Common Stock (over the twenty day trading period) on any exchange on which the Common Stock is then traded.

     3. EXERCISE OF WARRANT. Subject to Section 2 above, the purchase rights represented by this Warrant may be exercised, in whole or in part and from time to time, by the surrender of this Warrant and the duly executed Notice of Exercise (the form of which is attached as Exhibit A) at the principal office of the Company and by the payment to the Company, by check, of an amount equal to the then applicable Warrant Purchase Price per share multiplied by the number of Shares then being purchased. Upon exercise, the Holder shall be entitled to receive, within a reasonable time, a certificate or certificates, issued in the Holder's name or in such name or names as the Holder may direct, for the number of Shares so purchased. The Shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant shall have been exercised.

     4. SHARES TO BE ISSUED; RESERVATION OF SHARES. The Company covenants that the Shares that may be issued upon the exercise of the purchase rights represented by this Warrant will, upon issuance in accordance herewith, be fully paid and non-assessable, and free from all liens and charges with respect to the issue thereof. During the period within which the purchase rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issuance upon exercise of the purchase rights represented by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the right represented by this Warrant.

     5. NO FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the fair market value of such shares of Common Stock, as determined in good faith by the Company's Board of Directors.

     6. ADJUSTMENTS OF WARRANT PURCHASE PRICE AND NUMBER OF SHARES. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Board of Directors of the Company (or if the Company is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation) in the aggregate number and kind of shares subject to this Warrant, and the number and kind of shares and the price per share then applicable to shares covered by the unexercised portion of this Warrant.

     7. NO RIGHTS AS SHAREHOLDERS. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to exercise of this Warrant and the payment for the Shares so purchased. Notwithstanding the foregoing, the Company agrees to transmit to the Holder such information, documents and reports as are generally distributed to holders of the capital stock of the Company concurrently with the distribution thereof to the shareholders. Upon valid exercise of this Warrant and payment for the Shares so purchased in accordance with the terms of the Warrant, the Holder or the Holder's designee, as the case may be, shall be deemed a shareholder of the Company.

     8. SALE OR TRANSFER OF THE WARRANT AND THE SHARES; LEGEND. The Warrant and the Shares shall not be sold or transferred unless either (i) they first shall have been registered under applicable State Securities laws, or (ii) such sale or transfer is exempt from the registration requirements of such laws. Each certificate representing any Warrant shall bear the legend set out on page 1 hereof. Each certificate representing any Shares shall bear a legend substantially in the following form, as appropriate:

          THE SHARES EVIDENCED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION UNDER APPLICABLE STATE SECURITIES LAWS.

     The Warrant and Shares may be subject to additional restrictions on transfer imposed under applicable state and federal securities law.

     9. MODIFICATIONS AND WAIVERS. This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the same is sought.

     10. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to the Holder at its address shown on the books of the Company or in the case of the Company, at the address indicated therefor on the signature page of this Warrant, or, if different, at the principal office of the Company.

     11. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. The Company covenants with the Holder that upon its receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, of an indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     12. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Shares issuable upon exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder.

     13. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

     IN WITNESS WHEREOF, INTEGRATED TRANSPORTATION NETWORK GROUP INC. has caused this Warrant to be executed by its officer thereunto duly authorized.

ORIGINAL ISSUANCE AS OF:  March 25, 1999

                           INTEGRATED TRANSPORTATION NETWORK GROUP INC.


                               /S/ ANDREW LEE
                           -----------------------------------------------------
                           By: Andrew Lee, President

                           Address: Integrated Transportation Network Group Inc.
                                    205 West 39th St., 16th Floor
                                    New York, NY  10018

                                    EXHIBIT A


                               NOTICE OF EXERCISE
                               ------------------


     To:  INTEGRATED TRANSPORTATION NETWORK GROUP INC.

     1. The undersigned hereby elects to purchase _________ shares of Common Stock of INTEGRATED TRANSPORTATION NETWORK GROUP INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below.

     3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. The undersigned further represents that such shares shall not be sold or transferred unless either (1) they first shall have been registered under applicable state securities laws or (ii) or an exemption from applicable state registration requirements is available.

     4. In the event of partial exercise, please re-issue an appropriate Warrant exercisable into the remaining shares.


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                                                 Address:
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